UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 12, 2010

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

            (a)  The 2010 annual meeting of shareholders of Barrett Business Services, Inc. (the "Company") was held on May 12, 2010.

            (b) The matters considered and voted on by the Company's shareholders at the annual meeting and the vote of the shareholders was as follows:

Proposal 1.  Six directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Withheld
Thomas J. Carley	6,793,411	686,484
James B. Hicks, Ph.D.	6,801,615	678,280
Roger L. Johnson	7,240,903	238,992
Jon L. Justesen	7,364,533	115,362
Anthony Meeker	7,335,869	144,026
William W. Sherertz	7,368,242	111,653

Item 7.01.  Regulation FD Disclosure

On May 13, 2010, the Company issued a news release announcing that its board of directors declared a regular quarterly cash dividend of $0.08 per share.  The dividend is payable on June 11, 2010, to all stockholders of record as of May 28, 2010.

The news release announcing the dividend declaration is furnished as Exhibit 99.1 to this report and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:  The following exhibit is furnished with this Form 8-K:

            99.1  News Release dated May 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: May 14, 2010	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary